                SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                           FORM T-1
                           --------

             STATEMENT OF ELIGIBILITY UNDER THE
              TRUST INDENTURE ACT OF 1939 OF A
           CORPORATION DESIGNATED TO ACT AS TRUSTEE

      Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) --


            STATE STREET BANK AND TRUST COMPANY
     (Exact name of trustee as specified in its charter)

            Massachusetts                            04-1867445
   (Jurisdiction of incorporation or             (I.R.S. Employer
organization if not a U.S. national bank)       Identification No.)

225 Franklin Street, Boston, Massachusetts             02110
(Address of principal executive offices)           (Zip Code)

 John R. Towers, Esq.  Executive Vice President and General Counsel
         225 Franklin Street, Boston, Massachusetts  02110
                        (617) 654-3253
     (Name, address and telephone number of agent for service)


                     -------------------

                 Simmons First Capital Trust
     (Exact name of obligor as specified in its charter)

          Delaware                            XX-XXXXXXX
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)            Identification No.)

                        501 Main Street
                  Pine Bluff, Arkansas             71611
      (Address of principal executive offices)  (Zip Code)


                     --------------------

                     Preferred Securities
               (Title of indenture securities)

                                      GENERAL

Item 1.     General Information.

            Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervisory authority to which it is subject.

                     Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

                     Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

            (b)   Whether it is authorized to exercise corporate trust powers.
                     Trustee is authorized to exercise corporate trust powers.

Item 2.     Affiliations with Obligor.

            If the Obligor is an affiliate of the trustee, describe each such affiliation.

                     The obligor is not an affiliate of the trustee or of its parent, State Street Boston Corporation.

                     (See note on page 2.)

Item 3. through Item 15.      Not applicable.

Item 16.    List of Exhibits.

            List below all exhibits filed as part of this statement of eligibility.

            1. A copy of the articles of association of the trustee as now in effect.

                     A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

            2. A copy of the certificate of authority of the trustee to commerce business, if not contained in the articles of association.

                     A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

            3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

                     A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc.(File No. 22-17940) and is incorporated herein by reference thereto.

            4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

                     A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as
                     Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.

            5. A copy of each indenture referred to in Item 4. if the obligor is in default.

                     Not applicable.

            6. The consents of United States institutional trustees required by Section 321(b) of the Act.

                     The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as
                     Exhibit 7 and made a part hereof.


                                     NOTES

            In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

            The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.



                                   SIGNATURE

            Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 28th day of May, 1997.

                              STATE STREET BANK AND TRUST COMPANY


                              By:    /S/ Paul D. Allen
                                  --------------------------------------------
                                         Paul D. Allen
                                         Vice President

                                 EXHIBIT 6


                          CONSENT OF THE TRUSTEE

            Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by Simmons First Capital Trust of its Preferred Securities, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                              STATE STREET BANK AND TRUST COMPANY


                              By:    /S/ Paul D. Allen
                                  ---------------------------------------
                                         Paul D. Allen
                                         Vice President

Dated:      May 28, 1997

                              EXHIBIT 7

Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business March 31, 1997, published in accordance with a call made by the
         --------------
Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172, Section 22(a).

                                                                                                Thousands of
                                                                                                Dollars
ASSETS
Cash and balances due from depository institutions:
            Noninterest-bearing balances and currency and coin                                    1,665,142
            Interest-bearing balances                                                             8,193,292
Securities                                                                                       10,238,113
Federal funds sold and securities purchased
            under agreements to resell in domestic offices
            of the bank and its Edge subsidiary                                                   5,853,144
Loans and lease financing receivables:
            Loans and leases, net of unearned income                 4,936,454
            Allowance for loan and lease losses                         70,307
            Allocated transfer risk reserve                                  0
            Loans and leases, net of unearned income and allowances                               4,866,147
Assets held in trading accounts                                                                     957,478
Premises and fixed assets                                                                           380,117
Other real estate owned                                                                                 884
Investments in unconsolidated subsidiaries                                                           25,835
Customers' liability to this bank on acceptances outstanding                                         45,548
Intangible assets                                                                                   158,080
Other assets                                                                                      1,066,957
                                                                                                 ----------

Total assets                                                                                     33,450,737
                                                                                                 ==========

LIABILITIES

Deposits:
            In domestic offices                                                                   8,270,845
                        Noninterest-bearing                          6,318,360
                        Interest-bearing                             1,952,485
            In foreign offices and Edge subsidiary                                               12,760,086
                        Noninterest-bearing                             53,052
                        Interest-bearing                            12,707,034
Federal funds purchased and securities sold under
            agreements to repurchase in domestic offices of
            the bank and of its Edge subsidiary                                                   8,216,641
Demand notes issued to the U.S. Treasury and Trading Liabilities                                    926,821
Other borrowed money                                                                                671,164
Subordinated notes and debenture                                                                          0
Bank's liability on acceptances executed and outstanding                                             46,137
Other liabilities                                                                                   745,529

Total liabilities                                                                                31,637,223
                                                                                                 ----------

EQUITY CAPITAL
Perpetual preferred stock and related surplus                                                             0
Common stock                                                                                         29,931
Surplus                                                                                             360,717
Undivided profits and capital reserves/Net unrealized holding gains (losses)                      1,426,881
Cumulative foreign currency translation adjustments                                                  (4,015)
Total equity capital                                                                              1,813,514
                                                                                                 ----------

Total liabilities and equity capital                                                             33,450,737
                                                                                                 ==========

I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                          Rex S. Schuette


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                          David A. Spina
                                          Marshall N. Carter
                                          Charles F. Kaye